The Reserve Petroleum Company 10-K/A
Exhibit 31.1

Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the
Securities Exchange Act of 1934, as amended

I, Cameron R. McLain, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 of The Reserve Petroleum Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 25, 2012	By:	/s/ Cameron R. McLain
	Name:	Cameron R. McLain, President
	Title:	(Principal Executive Officer)